Exhibit 99

PRESS RELEASE
OM GROUP REVENUES UP MORE THAN 50 PERCENT IN FIRST QUARTER
- Higher volumes and pricing, plus EaglePicher revenues, drive net sales increase -
- Net income soars to $0.74 per diluted share from loss a year ago -
- Cash from operations remains strong, cash balance grows to $365.7 million -
CLEVELAND – May 6, 2010 – OM Group, Inc. (NYSE: OMG) today announced financial results for the first quarter ended March 31, 2010.
Net sales were $303.2 million, up 58 percent from the first quarter of 2009, due primarily to higher volumes and more favorable pricing, combined with the incremental revenues from the recently acquired EaglePicher Technologies. Net income in the first quarter of 2010 was $22.6 million, or $0.74 per diluted share, compared with a loss of $8.3 million, or $0.27 per diluted share, during the same period last year. Adjusted for special items, income from continuing operations was $0.69 per diluted share compared with a loss of $0.13 per diluted share in the first quarter of 2009.
“We are pleased that the positive momentum we created for the company by the end of 2009 has carried over into 2010,” said Joseph M. Scaminace, chairman and chief executive officer. “During the first quarter, we experienced strong organic growth within Advanced Materials and Specialty Chemicals due to both growing end market demand and favorable market fundamentals. We also realized incremental growth from the EaglePicher business we added earlier this year to energize our Battery Technologies platform. Thanks to the aggressive moves we took last year to optimize our cost structure, we were able to translate our growing top line into a significant improvement on the bottom line.”
Gross profit was $71.8 million (23.7 percent of sales), significantly higher than the first quarter of 2009, which was $26.6 million (13.9 percent of sales). Selling, general and administrative expenses were $39.8 million (13.1 percent of sales), up 14 percent from the same period in 2009, but lower as a percent of sales. Operating profit was $31.9 million (10.5 percent of sales), compared with an operating loss of $10.9 million in the first quarter of 2009. The improved profitability compared with last year is due to a rising cobalt reference price, an increase in demand and benefits from profit enhancement initiatives.
Income tax expense for the first quarter of $4.3 million includes net discrete tax benefits totaling $4.0 million, of which $2.6 million relates to the smelter joint venture in the Democratic Republic of Congo (DRC) and $0.9 million relates to uncertain prior-year tax positions. The tax expense of $2.2 million in the first quarter of 2009 included net discrete tax expense of $4.7 million, including $5.9 million related to the DRC joint venture.
Cash provided by operating activities was $50.2 million in the first quarter of 2010 compared with $36.6 million in the first quarter of 2009. Higher net income was partially offset by less cash provided from changes in working capital. Our cash balance increased $10.4 million to $365.7 million. Total debt increased $140 million, reflecting borrowings against the new credit revolver to fund a portion of the acquisition of EaglePicher Technologies.
BUSINESS SEGMENT RESULTS (all comparisons with the first quarter of 2009)

Advanced Materials
•	Net sales were $170.0 million, up 56 percent

•	Excluding metal resale and by-product sales, volumes rose 27 percent, driven by economic recovery and share gains, particularly in battery materials (up 20%) and powder metallurgy (up 154%)

•	Operating profit was $29.3 million (17.2 percent of sales), up 357 percent

•	Average quarterly reference price of cobalt was $20.11 per pound, up 50 percent
Specialty Chemicals
•	Net sales were $115.0 million, up 39 percent

•	Demand was higher in most end markets, especially printed circuit board, memory disk and tire

•	Operating profit was $15.3 million (13.3 percent of sales), compared with a loss of $8.0 million (the first quarter of 2009 included an inventory LCM charge of $3.3 million and a net goodwill impairment charge of $2.6 million)
Battery Technologies
•	Net sales were $18.6 million for the two months since date of acquisition

•	Operating loss of $1.5 million includes $1.5 million of charges for inventory and deferred revenue fair value step-up in the acquired balance sheet

•	Note: This segment is comprised of EaglePicher Technologies, which was acquired on January 29, 2010; all results are from the date of acquisition.
OUTLOOK
“We believe our performance in the first quarter of 2010 accurately demonstrates our value-creating potential in a recovering economy,” said Scaminace. “In addition to the impressive margin expansion, we continue to generate positive cash flow which is critical to our ability to fund future growth opportunities.”
Scaminace shared his optimism regarding the EaglePicher acquisition. “This is a significant investment in our portable power growth platform. EaglePicher has well-defined positions in established, existing markets such as defense and aerospace along with exciting growth opportunities in emerging medical and alternative energy sectors,” he said.
Scaminace said the company currently sees no signs of weakening demand across the company’s end markets. “Battery materials, semiconductors, memory disk and printed circuit board are benefiting from growth in electronic-related components for consumer and industrial applications. Automotive, energy, mining and general construction are driving demand for powder metallurgy, tire, coatings and chemical.”
Full-year volumes for Advanced Materials are expected to be up from 2009, while revenue and operating profit will remain largely dependent on cobalt price movements. Specialty Chemicals revenue in 2010 is expected to be up from 2009, with the balance of the year being in line with the first quarter. Battery Technologies revenue is expected to experience sequential growth due to steady market demand and new applications.
For purposes of this release, discussions related to income (loss) from continuing operations or net income (loss) pertain to amounts attributable to OM Group, Inc. common shareholders.
PRESENTATION OF NON-GAAP FINANCIAL INFORMATION
“Income (loss) from continuing operations attributable to OM Group, Inc. – as adjusted for special items” is a non-GAAP measure used in this release. It is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release. The Company’s management uses this metric in evaluating the performance of the Company’s business. The Company believes that the non-GAAP financial measure facilitates a comparative assessment of the Company’s operating performance by its management. In addition, the Company believes that this non-GAAP financial measure will enhance investors’ understanding of the performance of the Company’s operations and of the comparability to the results of prior periods.
WEBCAST INFORMATION
OM Group has scheduled a conference call and live audio broadcast on the Web for 10 a.m. Eastern time today. Investors may access the live audio broadcast by logging on to http://investor.omgi.com. A copy of management’s presentation materials will be available on OMG’s Web site at the time of the call. The company recommends visiting the Web site at least 15 minutes prior to the webcast to download and install any necessary software. A webcast audio replay will be available on the “Investor Relations — Presentations” page of the company’s Web site three hours after the call.
ABOUT OM GROUP, INC.
OM Group, Inc. is a leading global solutions provider of specialty chemicals, advanced materials, electrochemical energy storage and unique technologies crucial to enabling our customers to meet increasingly stringent market and application requirements. The company serves a wide variety of sectors, including rechargeable batteries, electronic devices, cutting tools, petrochemical catalysts, electronics manufacturing, industrial coatings, defense, aerospace, and medical devices. Headquartered in Cleveland, Ohio, OM Group operates manufacturing facilities in the Americas, Europe, Asia and Africa. For more information, visit the company’s Web site at http://www.omgi.com/.
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For more information, contact: Troy Dewar, director, investor relations, at +1-216-263-7765.
FORWARD-LOOKING STATEMENTS
The foregoing discussion may include forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions and are subject to uncertainties and factors relating to the company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the company. These uncertainties and factors could cause actual results of the company to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. Such uncertainties and factors include: the potential impact that the current global economic and financial market crisis may have on our business and operations, including future goodwill impairments; the direction and pace of our strategic transformation, including identification of and the ability to finance potential acquisitions; the operation of our critical business facilities without interruption; the speed and sustainability of price changes in cobalt; the potential for lower of cost or market write-downs of the carrying value of inventory necessitated by decreases in the market price of cobalt or the selling prices of the Company’s finished products; the availability of competitively priced supplies of raw materials, particularly cobalt; the demand for metal-based specialty chemicals and products in the Company’s markets; the impact of environmental regulations on our operating facilities and the impact of new or changes to current environmental, health and safety laws on our products and their use by our customers; the effect of fluctuations in currency exchange rates on the Company’s international operations; the effect of non-currency risks of investing and conducting operations in foreign countries, including political, social, economic and regulatory factors; the effect of changes in domestic or international tax laws; and the general level of global economic activity and demand for the Company’s products.

OM Group, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets

	March 31,	December 31,
(In thousands)	2010	2009
ASSETS:
Current assets
Cash and cash equivalents	$365,737	$355,383
Accounts receivable, less allowances	162,278	123,641
Inventories	279,322	287,096
Refundable and prepaid income taxes	48,193	44,474
Other current assets	42,227	32,394

Total current assets	897,757	842,988

Property, plant and equipment, net	266,243	227,115
Goodwill	302,748	234,189
Intangible assets	154,783	79,229
Notes receivable from joint venture partner, less allowance	13,915	13,915
Other non-current assets	54,769	46,700

Total assets	$1,690,215	$1,444,136

LIABILITIES:
Current liabilities
Current portion of long-term debt	$20,000	$—
Accounts payable	147,212	139,173
Accrued income taxes	11,292	7,522
Accrued employee costs	25,363	18,168
Other current liabilities	42,325	24,099

Total current liabilities	246,192	188,962

Long-term debt	120,000	—
Deferred income taxes	25,586	27,453
Uncertain tax positions	15,130	15,733
Pension liability	58,638	15,799
Other non-current liabilities	23,733	20,057

EQUITY:
Total OM Group, Inc. stockholders’ equity	1,154,718	1,131,305
Noncontrolling interest	46,218	44,827

Total equity	1,200,936	1,176,132

Total liabilities and equity	$1,690,215	$1,444,136

OM Group, Inc. and Subsidiaries
Unaudited Condensed Statements of Consolidated Operations

	Three Months Ended March 31,
(In thousands, except per share data)	2010	2009
Net sales	$303,197	$191,706
Cost of products sold (excluding restructuring charge)	230,861	165,091
Restructuring charge	514	—

Gross profit	71,822	26,615
Selling, general and administrative expenses	39,843	34,858
Goodwill impairment, net	—	2,629
Restructuring charge	86	—

Operating profit (loss)	31,893	(10,872)
Other income (expense):
Interest expense	(669)	(296)
Interest income	167	297
Foreign exchange gain (loss)	(3,176)	1,081
Other expense, net	(9)	(50)

	(3,687)	1,032

Income (loss) from continuing operations before income tax expense	28,206	(9,840)
Income tax expense	(4,349)	(2,249)

Income (loss) from continuing operations, net of tax	23,857	(12,089)
Income from discontinued operations, net of tax	137	264

Consolidated net income (loss)	23,994	(11,825)
Net (income) loss attributable to the noncontrolling interest	(1,394)	3,548

Net income (loss) attributable to OM Group, Inc.	$22,600	$(8,277)

Earnings per common share — basic:
Income (loss) from continuing operations attributable to OM Group, Inc. common shareholders	$0.74	$(0.28)
Income from discontinued operations attributable to OM Group, Inc. common shareholders	0.01	0.01

Net income (loss) attributable to OM Group, Inc. common shareholders	$0.75	$(0.27)

Earnings per common share — assuming dilution:
Income (loss) from continuing operations attributable to OM Group, Inc. common shareholders	$0.74	$(0.28)
Income from discontinued operations attributable to OM Group, Inc. common shareholders	—	0.01

Net income (loss) attributable to OM Group, Inc. common shareholders	$0.74	$(0.27)

Weighted average shares outstanding
Basic	30,303	30,187
Assuming dilution	30,451	30,187

Amounts attributable to OM Group, Inc. common shareholders:
Income (loss) from continuing operations, net of tax	$22,463	$(8,541)
Income from discontinued operations, net of tax	137	264

Net income (loss)	$22,600	$(8,277)

OM Group, Inc. and Subsidiaries
Unaudited Condensed Statements of Consolidated Cash Flows

	Three Months Ended March 31,
(In thousands)	2010	2009
Operating activities
Consolidated net income (loss)	$23,994	$(11,825)
Adjustments to reconcile consolidated net income (loss) to net cash provided by operating activities:
Income from discontinued operations	(137)	(264)
Depreciation and amortization	13,173	13,290
Share-based compensation expense	1,674	1,700
Tax deficiency (excess tax benefit) on exercise/vesting of share awards	(92)	420
Foreign exchange (gain) loss	3,176	(1,081)
Goodwill impairment charges, net	—	2,629
Restructuring charges	600	—
Other non-cash items	1,327	3,972
Changes in operating assets and liabilities, excluding the effect of business acquisitions
Accounts receivable	(25,805)	24,930
Inventories	35,237	30,062
Accounts payable	1,753	(27,939)
Other, net	(4,682)	712

Net cash provided by operating activities	50,218	36,606

Investing activities
Expenditures for property, plant and equipment	(4,581)	(5,590)
Acquisitions	(171,979)	—
Expenditures for software	(104)	(663)

Net cash used for investing activities	(176,664)	(6,253)

Financing activities
Payments of long-term debt and revolving line of credit	(105,000)	(20)
Proceeds from the revolving line of credit	245,000	—
Debt issuance costs	(2,483)	—
Tax deficiency (excess tax benefit) on exercise/vesting of share awards	92	(420)
Proceeds from exercise of stock options	3,792	—
Payment related to surrendered shares	(1,209)	(372)

Net cash provided by (used for) financing activities	140,192	(812)

Effect of exchange rate changes on cash	(3,394)	(1,954)

Cash and cash equivalents
Increase in cash and cash equivalents from continuing operations	10,352	27,587
Discontinued operations — net cash provided by operating activities	2	—
Balance at the beginning of the period	355,383	244,785

Balance at the end of the period	$365,737	$272,372

OM Group, Inc. and Subsidiaries
Unaudited Segment Information

	Three Months Ended March 31,
(In thousands)	2010	2009
Net Sales
Advanced Materials	$169,964	$108,944
Specialty Chemicals	115,030	83,009
Battery Technologies (a)	18,589	—
Intersegment items	(386)	(247)

	$303,197	$191,706

Operating profit (loss)
Advanced Materials	$29,258	$6,398
Specialty Chemicals	15,341	(7,978)
Battery Technologies (a)	(1,505)	—
Corporate (b)	(11,201)	(9,292)
Intersegment items	—	—

	$31,893	$(10,872)

(a)	includes activity since the acquisition of EaglePicher Technologies on January 29, 2010.

(b)	includes $2.2 million of fees related to the EaglePicher Technologies acquisition.

Volumes
Advanced Materials
Sales volume — metric tons*	6,981	6,349
Cobalt refining volume — metric tons	2,294	2,134

*	Sales volume includes cobalt metal resale and copper by-product sales.

Specialty Chemicals
Advanced Organics sales volume — metric tons	5,610	4,903
Electronic Chemicals sales volume — gallons (thousands)	2,702	1,678
Ultra Pure Chemicals sales volume — gallons (thousands)	1,284	945
Photomasks — number of masks	7,451	6,500

OM Group, Inc. and Subsidiaries
Non-GAAP Financial Measure

	Three months ended		Three months ended
	March 31, 2010		March 31, 2009
(in thousands, except per share data)	$	Diluted EPS	$	Diluted EPS
Net income (loss) attributable to OM Group, Inc. — as reported	$22,600	$0.74	$(8,277)	$(0.27)

Less:
Income from discontinued operations, net of tax	137	—	264	0.01

Income (loss) from continuing operations attributable to OM Group, Inc. — as reported	$22,463	$0.74	$(8,541)	$(0.28)

Special items — income (expense):
EaglePicher Technologies — inventory (COGS) and deferred revenue (sales) valuation, net of tax	(1,011)	(0.03)	—	—
Discrete tax items — OMG portion	2,822	0.09	(2,031)	(0.07)
Restructuring charges, net of tax	(428)	(0.01)	—	—
Q1 2009 Goodwill impairment charge	—	—	(6,768)	(0.22)
Q4 2008 Goodwill impairment charge adjustment	—	—	4,139	0.14

Income (loss) from continuing operations attributable to OM Group, Inc. — as adjusted for special items	$21,080	$0.69	$(3,881)	$(0.13)

Weighted average shares outstanding — diluted		30,451		30,187
Use of Non-GAAP Financial Information:
“Income (loss) from continuing operations attributable to OM Group, Inc. — as adjusted for special items” is a non-GAAP financial measure that the Company’s management has used as an important metric in evaluating the performance of the Company’s business for 2010. The above table presents a reconciliation of the Company’s GAAP results, as reported (both net income (loss) attributable to OM Group, Inc. and income (loss) from continuing operations attributable to OM Group, Inc.), to its non-GAAP results after adjusting for the special items shown. The Company believes that the non-GAAP financial measure presented in the above table facilitates a comparative assessment of the Company’s operating performance by its management. In addition, the Company believes that this non-GAAP financial measure will enhance investors’ understanding of the performance of the Company’s operations during 2010 and of the comparability of the 2010 results to the results of prior periods.